PARTNERSHIP WITH YOUNIQUE A LEADING ONLINE PEER-TO-PEER SOCIAL SELLING PLATFORM IN BEAUTY JANUARY 10, 2017

FORWARD LOOKING STATEMENTS 2 Certain statements in this communication are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Coty Inc.’s (“Coty’s”) current views with respect to, among other things, the future operations and financial performance of Younique and Coty, expected growth, Coty’s ability to support its planned business operations on a near- and long-term basis, the risks and rewards of a partnership with Younique, the ability to operate Younique as a separate business, the limited integration and synergies expected from the partnership with Younique, and expected EPS and margin accretion. These forward-looking statements are generally identified by words or phrases, such as “anticipate”, “estimate”, “plan”, “project”, “expect”, “believe”, “intend”, “foresee”, “forecast”, “will”, “may”, “should”, “outlook”, “continue”, “target”, “aim” and similar words or phrases. These statements are based on certain assumptions and estimates that Coty considers reasonable and are subject to a number of risks and uncertainties, many of which are beyond the control of Coty, which could cause actual events or results to differ materially from such statements, including: • Coty’s ability to achieve its global business strategy, compete effectively in the beauty industry and achieve the benefits contemplated by the partnership with Younique within the expected time frame; • inherent risks associated with joint ventures and partnerships, including relating to control and decision-making, compliance, financial accounting and tax considerations, transparency and customer relations; • managerial, integration, operational, regulatory, legal and financial risks associated with acquisitions generally and the transaction with Younique specifically, including risks related to the entry into a new distribution channel, the potential for channel conflict, risks of retaining customers, Presenters and key employees, difficulties of integration (or the risks associated with limiting integration), risks related to regulation of multi-level marketing business models, ability to protect trademarks and brand names, litigation or investigations by governmental authorities; • changes in law, regulations and policies that affect Coty’s or Younique’s business or products, including risk that direct selling laws and regulations may be modified, interpreted or enforced in a manner that results in a negative impact to Younique’s business model, revenue, sales force or business; • Coty, its brand partners' and licensors' and Younique’s ability to obtain, maintain and protect the intellectual property rights, including trademarks, brand names and other intellectual property used in their respective businesses, products and software, and their abilities to protect their respective reputations; • risks to Coty and Younique of claims by third parties for infringement on intellectual property rights; • Younique’s relationship with, and its ability to influence the actions of, its Presenters, as well as the potential for Presenters to violate applicable law or have their classification as independent contractors challenged; • the integration of The Procter & Gamble Company’s (“P&G”) global fine fragrances, salon professional, cosmetics and retail hair color businesses, along with select hair styling brands with Coty’s business, operations and culture and the ability to realize synergies and other potential benefits within the time frames currently contemplated; • Coty’s ability to successfully execute its announced intent to divest or discontinue non-strategic brands and to rationalize wholesale distribution by reducing the amount of product diversion to the value and mass channels; • Coty’s and Younique’s ability to anticipate, gauge and respond to market trends and consumer preferences, which may change rapidly, and the market acceptance of new products; • risks related to Coty’s and Younique’s international operations, including reputational, regulatory, economic and foreign political risks; • dependence of Coty and Younique on certain licenses, entities performing outsourced functions and third-party suppliers, including third party software providers; • administrative, development and other difficulties in meeting the expected timing of market expansions, product launches and marketing efforts; • global political and/or economic uncertainties or disruptions; • consolidation among retailers, shifts in consumers’ preferred distribution channels and other changes in the retail and wholesale environment in which Coty and Younique do business and sell their products; • increased competition, including as a result of adoption by competitors of Coty’s or Younique’s technology and go-to-market strategies; • disruptions in operations, including due to disruptions or consolidation in supply chain, manufacturing rights or information systems, labor disputes and natural disasters; • increasing dependency on information technology and Coty's and Younique’s ability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches, costs and timing of implementation and effectiveness of any upgrades to their respective information technology systems and failure by Coty or Younique to comply with any privacy or data security laws or to protect against theft of Presenter, customer, employee and corporate sensitive information; • the illegal distribution and sale by third parties of counterfeit versions of Coty’s and Younique’s products; • other factors described elsewhere in this document and from time to time in documents that Coty files with the Securities and Exchange Commission. More information about potential risks and uncertainties that could affect the Coty’s business and financial results is included under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Coty’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 and other periodic reports Coty has filed and may file with the Securities and Exchange Commission from time to time. All forward-looking statements made in this communication are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this communication, and Coty does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

Younique's mission is “to uplift, empower, validate, and ultimately build self-esteem in women around the world through high-quality products that encourage both inner and outer beauty and spiritual enlightenment while also providing opportunities for personal growth and financial reward” 3

YOUNIQUE AT A GLANCE 4 • Founded in 2012 and headquartered in Lehi, Utah • Approximately 500 employees • Expected to generate FY16 sales of approximately $400M • Operating in 10 countries including the U.S., U.K., Canada, Australia, New Zealand, Germany, Mexico, France, Spain and Hong Kong • Disruptive peer-to-peer e-commerce platform that enables its community of independent Presenters to leverage social media in marketing and distributing Younique’s line of innovative beauty products directly to consumers • Approximately 200k active Presenters engaging with over 4.1M consumers • Innovative and on-trend products that support strong brand loyalty

YOUNIQUE’S DISRUPTIVE PEER-TO-PEER BUSINESS MODEL ~200K Active Presenters >4.1M Customers 5 Loyal and passionate community Motivated entrepreneurs driving the business Social Transaction based model Highly Visual and compelling content Trust-based commerce depends on social networks

HIGHLY DIFFERENTIATED PLATFORM In ten countries Seamless integration with social media Personalized Presenter websites Differentiated technology 76% of Traffic is Mobile Interactive, social, engaged SCALABLE GLOBAL PLATFORM MOBILE GAMIFICATION DATA ANALYTICS E-COMMERCE SOCIAL 6

VALUE PROPOSITION 7 Trusted Instantaneous Commerce Highly Visual High Quality Products Conscientious Consumption Anytime / Anywhere 76% of Traffic Is Mobile #defendinnocence Empowering Women Community (#ysisters) Earn commissions from anywhere Online Tools Instantaneous Commission Payments Personal Achievement (#yboca) Value Proposition to the Consumer Value Proposition to the Presenter

# INNOVATIVE BEAUTY PRODUCTS


Touch

Touch Liquid Foundation & Skin Perfect


3D

3D Fiber Lashes+ Mascara



Beachfront Bronzer



Brow Gel



Three Palettes



Moodstruck Minerals Pigment Powder



Splurge Cream Eye Shadow


Addiction

Palette



All Eyes on You



Blending Buds



Face Brush Set



Lip Sticks



Brow Liner



Collection



Moodstruck Precision Pencil Lip Liner



Stiff Upper Lip Lip Stain

<u>2016 Launches</u>

- **Liquid eyeliner**
- **Tinted lip balm**
- **Liquid lipstick**
- **Self tanner**
- **Body bronzers**
- **Skin care – wrinkle relaxers, SPF moisturizers, night cream, face mask**
- **Eyeshadow cream (matte)**
- **Lip exfoliator**
- **Royalty Skin Care**


Shine

COTY younique 8

STRATEGIC RATIONALE 9 • Combines Younique’s high growth e-commerce platform and social selling direct-to-consumer business model with Coty’s beauty product R&D and innovation know-how as well as extensive manufacturing and supply chain capabilities • Together, Younique and Coty expect to accelerate the product offering and geographical expansion of Younique • Expected to be immediately accretive to Coty’s top-line growth, EBITDA margin and FY17 earnings

TRANSACTION HIGHLIGHTS 10 • Coty acquiring a 60% equity stake for approximately $600M • Founders retain 40% ownership, with focus on the long-term success of the company • Younique will continue to be led by its current CEO Derek Maxfield, Chief Visionary Officer Melanie Huscroft, and Younique’s management team, in partnership with Coty • Younique will operate as a separate business within Coty’s Consumer Beauty division • All-cash transaction funded through a combination of Coty’s cash on hand and available debt facilities with marginal impact on Coty’s leverage ratio • Expected to close during Coty’s Q3 fiscal year 2017